AMERITRANS CAPITAL CORPORATION
                     747 THIRD AVENUE, 4TH FLOOR
                       NEW YORK, NEW YORK 10017

               Notice of Annual Meeting of Shareholders
                     To Be Held on March 4, 2005

Dear Shareholders:

     The Annual Meeting of Shareholders of Ameritrans Capital
Corporation ( Ameritrans or the Company ) will be held at the offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New York, New York, on March 4, 2005, at 10:00 a.m., to consider and act upon the following matters:

     1. To elect directors, seven (7) to be elected by holders of both the Company's common stock, $.0001 par value (the Common Stock ), and its 9 d% participating preferred stock (the Participating Preferred Stock ), voting together as a single class, and two (2) Directors to be elected only by the holders of the Participating Preferred Stock, to serve until the next Annual Meeting and until their successors are chosen and qualified;

     2. To ratify and approve the selection by the Board of Directors of Rosen Seymour Shapss Martin & Company LLP as the
Company's independent public accountants for the fiscal year ended June 30, 2005; and

     3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on January 24, 2005 will be entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open.

     All shareholders are cordially invited to attend the meeting.

                                      By Order of the Board of
Directors,

                                      /s/ Margaret Chance
                                      MARGARET CHANCE, Secretary

January 24, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE,
DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                    AMERITRANS CAPITAL CORPORATION
                     747 THIRD AVENUE, 4TH FLOOR
                       NEW YORK, NEW YORK 10017

                         Proxy Statement for
                    Annual Meeting of Shareholders
                            March 4, 2005

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameritrans Capital Corporation (the Company ) for use at the Annual Meeting of Shareholders to be held on March 4, 2005 and at any adjournment of that meeting. In considering whether or not to have an adjournment, management will consider what is in the best interest of the shareholders. All proxies will be voted as marked. Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy may be revoked by a shareholder at any time before it is exercised by written or oral request to Margaret Chance, Secretary of the Company. The date of mailing of this Proxy Statement is expected to be on or about January 21, 2005.

     The Board of Directors has fixed January 24, 2005, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. At the close of business on December 31, 2004, there were outstanding and entitled to vote 2,035,600 shares of Common Stock of the Company and 300,000 shares of Participating Preferred Stock. Each share of Common Stock and Participating Preferred Stock is entitled to one vote.

     The following table sets forth information concerning ownership of the Company's Common Stock as of December 31, 2004, by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock.

NAME                 NUMBER OF         PERCENTAGE OF
                     SHARES OF         OUTSTANDING
                     COMMON STOCK      COMMON STOCK
                     OWNED             OWNED
*Gary C. Granoff     339,975 (1)       16.70%

*Steven Etra         142,181 (2)       6.98%

Dan M. Granoff       162,879 (3)       8.00%
Children's Hospital
Oakland Research
Institute
747 52nd Street
Oakland, CA



Paul D. Granoff      143,179 (4)       7.03%
c/o Rush-Copley
Medical Center
1900 Ogden Avenue
Aurora, IL 60504

Infinity Capital     128,000           6.28%
Partners, L.P.
767 Third Avenue,
16th Floor
New York, New York
10017

Mitchell Partners    188,585           9.26%
L.P.
3187-D Airway Avenue
Costa Mesa, CA 92626

         (1) Includes (i) 155,180 shares of common stock $.0001 par value (the "Shares") owned directly by Mr. Granoff;
         (ii) 3,300 warrants, which are exercisable into 3,300
         Shares (the  Warrants ), which expire April

         1, 2007; (iii) 16,900 Shares owned by the Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his mother and brother are trustees; (iv) 261 Shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (v) 78,584 Shares and 500 Warrants owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (vi) 12,000 Shares and 1,000 Warrants owned by J
         & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (vii) 57,100 Shares, and 1800 Warrants held by Mr. Granoff in various IRA or pension accounts, and (viii) 13,350 Shares issuable upon exercise of five-year options issued under the 1999 Employee Plan. Excludes (A) 12,937 Shares, and 1,000 Warrants owned directly by Leslie Granoff, Mr. Granoff's wife, which he disclaims beneficial ownership; and (B) 47,855 Shares held by JR Realty Corp., a company owned in part and controlled in part by Mr. Granoff's wife, where Mr.
         Granoff serves as Treasurer.
           a. Includes (i) 500 shares of Participating Preferred Stock, owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (ii) 1,000 shares of Participating Preferred Stock owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff;
           (iii) 5,538 shares of Participating Preferred Stock held by Mr. Granoff in various IRA or pension accounts. Excludes 1,000 shares of Participating Preferred Stock directly owned by Leslie Granoff, Mr. Granoff's wife, which he disclaims beneficial ownership.
       (2) Includes (i) 8,294 Shares held directly by Mr. Etra; (ii) 29,022 Shares owned jointly by Mr. Etra and his wife; (iii) 27,000 Shares held by Mr. Etra's wife; (iv) 35,990 Shares held by Fiserv Securities Inc. for the benefit of Mr. Etra's IRA; (v) 10,000 Shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra, (vi) 10,000 Shares held by Lance's Property Development Corp. Pension Plan, of which Mr. Etra is a trustee; (vii) 17,500 Shares issuable upon the exercise of ten-year options issued under the 1999 Employee Plan, and (viii) 4,375 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.
       (3) Includes (i) 143,179 Shares owned by Dr. Dan Granoff directly; (ii) 16,900 Shares owned by the Granoff Family Foundation, a charitable foundation, of which Jeannette Granoff, Gary C. Granoff, and Dr. Dan M. Granoff are the trustees; and (iii) 2,800 Shares held in an IRA Rollover Account for the benefit of Dr. Granoff.
       (4) Includes 40,049 Shares held by Dr. Paul Granoff directly, 77,630 held by Granoff Family Partners Ltd., of which Dr. Granoff is a general partner, and 25,500 Shares held by the Granoff Pediatric Associates Profit Sharing Plan. Excludes 14,127 Shares held by Suzanne Granoff, Dr. Granoff's wife, of which Shares he disclaims beneficial ownership.
    Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective Shares.

     All of the persons listed above, for as long as they continue to hold five percent (5%) or more of the Company's outstanding Common Stock, will be deemed affiliated persons of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the 1940 Act ).

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     At the meeting, nine (9) directors are to be elected to hold office until the annual meeting of shareholders next ensuing after their election and until their respective successors are elected and shall have qualified. Seven (7) directors are to be elected by the holders of both the Company's Common Stock and its Participating Preferred Stock, voting together as a single class, and two (2) directors are to be elected only by the holders of the Company's Participating Preferred Stock.

     Directors are to be elected by a majority of the vote of shares present in person or represented by proxy at the meeting and entitled to vote on directors. Shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed at the meeting, who serve as Inspectors of Election at the meeting and who execute an oath to discharge their duties. It is the intention of the persons named in the accompanying form of proxy to nominate and to vote such proxy for the election of persons named below or, if any such persons should be unable to serve, for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment. All of the persons named below have agreed to serve if elected.

Officer and Director Biographies

     Nominees to be elected by holders of the Common Stock and the Participating Preferred Stock:

     Gary C. Granoff, age 56, has been President and a director of Ameritrans since its formation and of Elk since its formation in July 1979 and Chairman of the Board of Directors since December 1995. Mr. Granoff is currently the Chief Executive Officer and also the Chief Financial Officer of the Company. Mr. Granoff has been a practicing attorney for the past 31 years and is presently an officer and shareholder in the law firm of Granoff, Walker & Forlenza, P.C. Mr. Granoff is a member of the bar of the State of New York and the State of Florida and is admitted to the United States District Court of the Southern District of New York. Mr. Granoff is also President and a shareholder of GCG Associates, Inc. ( GCG ), Elk's former investment adviser. He has served as President and the sole shareholder of Seacrest Associates, Inc., a hotel operator, since August 1994. Mr. Granoff has also been President and a director since June 1996 of Gemini Capital Corporation ( Gemini ), a company primarily engaged in the business of making consumer loans. Mr. Granoff has also been a director of Titanium Holdings Group, Inc., formerly known as Enviro-Clean of America, Inc. from September 1999 through May 2003. In February 1998, Mr. Granoff was elected to and served as a trustee on the Board of Trustees of The George Washington University for a term which expired on June 30, 2003. Mr. Granoff also serves as a Trustee of the Parker Jewish Institute for Healthcare and Rehabilitation. Mr. Granoff holds a Bachelor of Business Administration degree in Accounting and a Juris Doctor degree (with honors) from The George Washington University.

     Ellen M. Walker, age 49, has been a Vice President, and a director of Ameritrans since its formation and a Vice President and General Counsel of Elk since July 1983. In August 2000, Ms. Walker was elected to be the Executive Vice President of the Company. She was a director of Elk from July 1983 to August 1994, and has been a director of Elk since 1995. Ms. Walker has been a practicing attorney for more than nineteen years and she is presently an officer and shareholder in the law firm of Granoff, Walker & Forlenza, P.C. Ms. Walker is a member of the Bar of the State of New York and she is admitted to the United States District Court of the Southern District of New York. Since August 1983 Ms. Walker has been Vice President of GCG. Ms. Walker has been a director, Vice President and General Counsel of Gemini since June 1996. Ms. Walker received a Bachelor of Arts degree from Queens College and obtained her Juris Doctor degree with honors from Brooklyn Law School.

     Lee A. Forlenza, age 47, has been a Vice President and a director of Ameritrans since its formation, a Vice President of Elk since March 1992, and a director of Elk since January 1995. In
August 2000, Mr. Forlenza was elected to be Senior Vice President of the Company. Mr. Forlenza has been a practicing attorney since February 1983 and is presently an officer and shareholder in the law firm of Granoff, Walker & Forlenza, P.C. Since March 1992 Mr.
Forlenza has been an investment analyst for GCG. Mr. Forlenza has also been Vice President, Secretary, and a director of Gemini since June 1996. Mr. Forlenza was Vice President of True Type Printing,
Inc. from 1976-1995 and has been President since May 1995.  From
1983 through 1986 Mr. Forlenza was an attorney with the SBA. Mr. Forlenza graduated Phi Beta Kappa from New York University and obtained his Juris Doctor degree from Fordham University School of Law.

     Steven Etra, age 55, has been a Vice President and a director of Ameritrans since its inception, a Vice President of Elk since January 1999, and a director of Elk since November 1995. Mr. Etra has been Sales Manager since 1975 of Manufacturers Corrugated Box Company, a company owned by Mr. Etra's family for more than seventy-five years. Mr. Etra has also been a director of Gemini since June 1996. Mr. Etra has also been a director of Titanium Holdings Group, Inc., formerly known as Enviro-Clean of America, Inc. since March 1999. Mr. Etra has extensive business experience in investing in emerging companies.

     Paul Creditor, age 68, has been a director of Ameritrans since its inception and a director of Elk since November 1995. Mr. Creditor has been a practicing attorney since 1961, engaging in the general practice of law and specializing in corporate law. From
1974 through 1979 he served as an elected Judge in Suffolk County, New York. He also served as counsel to the New York State Constitutional Convention and various state agencies and commissions.

     Allen Kaplan, age 54, has been a director of Ameritrans since its inception and a director of Elk since November 1995. Mr. Kaplan has been since November 1986, Vice President and Chief Operating Officer of Team Systems, Inc., a company, which manages and operates more than 200 New York City medallion taxis. Mr. Kaplan is currently Vice President of the Metropolitan Taxicab Board of Trade, a trade association consisting of 22 member fleets representing 1,200 New York City medallions.

     Wesley Finch, age 57, was elected to the Board of Directors September 2002. Mr. Finch is the principal of The Finch Group, a real estate development and management company, specializing in the management, restructuring and revitalization of affordable, subsidized and assisted housing. Over the last 20 years, The Finch Group has developed, or advised government entities, on more than $1.5 billion of low-income housing. During 1992-1993, Mr. Finch served as a member of President Clinton's transition team at the U.S. Department of Housing and Urban Development. Previously, Mr. Finch served as Finance Chairman for U.S. Senator John F. Kerry's 1984 campaign, and as the Chairman of Senator Kerry's successful 1990 and 1996 campaigns. In addition, during 1987-1988, Mr. Finch was the National Coordinating Chairman of the Democratic Senatorial Campaign Committee, a legal extension of the U.S. Senate. Mr. Finch earned his bachelors degree in accounting from the Bernard M. Baruch School of the City College of New York, and is a non-practicing certified public accountant (CPA).

     Nominees to be elected by holders of the Participating
Preferred Stock only:

     John R. Laird, age 62, has been a director of Ameritrans and of Elk since January 1999. Mr. Laird has been a private investor since 1994, when he retired from Shearson Lehman Brothers Inc. ( Shearson ). Mr. Laird served as President and Chief Executive Officer of the Shearson Lehman Brothers Division of Shearson and as a member of the Shearson Executive Committee from 1992 to 1994. Mr. Laird was also Chairman and Chief Executive Officer of The Boston Company, a subsidiary of Shearson, from 1990 until its sale by Shearson in 1993. From 1977 to 1989 Mr. Laird was employed by American Express in various capacities including Senior Vice President and Treasurer.
 Mr. Laird received a B.S. in finance and an M.B.A. from Syracuse University and attended the Advanced Management Program at Harvard Business School.

     Howard F. Sommer, age 64, has been a director of Ameritrans and of Elk since January 1999. Mr. Sommer has been President and Chief Executive Officer of New York Community Investment Company L.L.C., an equity investment fund providing long-term capital to small businesses throughout the State of New York, since 1995. Mr. Sommer was President of Fundex Capital Corporation from 1978 to 1995, President of U.S. Capital Corporation from 1973 to 1995, worked in management consulting from 1971 to 1973 and held various positions at IBM and Xerox Corporations from 1962 to 1971. Mr. Sommer was also a member of the Board of Directors for the National Association of Small Business Investment Companies, serving on its executive committee from 1989 to 1993 and as Chairman of the Board in 1994.
He received a B.S. in electrical engineering from City College of New York and attended the Graduate School of Business at New York University.

     The following is information regarding additional officers of the Company:

     Silvia Maria Mullens, age 53, has been a Vice President of Ameritrans since its inception, a Vice President of Elk since 1996, and the Loan Administrator of Elk since February 1994. Prior to joining Elk, she was the Legal Coordinator for Castle Oil Corporation from September 1991 through June 1993 and from June 1993 through January 1994, a legal assistant specializing in foreclosures in the law firm of Greenberg & Posner. Ms. Mullens received a B.A. from Fordham University and an M.B.A. from The Leonard Stern School of Business Administration of New York University.

     Margaret Chance, age 50, has been Secretary of Ameritrans since its inception and Secretary of Elk and involved in loan administration since November 1980. In August 2000, Ms. Chance was elected to be a Vice President of the Company. Ms. Chance is the office manager of Granoff, Walker & Forlenza, P.C. and has served as the Secretary of GCG, since January 1982. Ms. Chance holds a paralegal certificate.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information as to the stock ownership of all of our officers, directors, and employees as of December 31, 2004.

NAME                NUMBER OF         PERCENTAGE OF   NUMBER OF      PERCENTAGE OF
                    SHARES OF         OUTSTANDING     SHARES OF      OUTSTANDING
                    COMMON STOCK      COMMON STOCK    PARTICIPATING  PREFERRED
                    OWNED             OWNED           PREFERRED      STOCK OWNED
                                                      STOCK OWNED
*Gary C. Granoff    339,975 (1)       16.70%          7,038(a)       2.34%

*Ellen M. Walker    62,374 (2)        3.06%           **             **

*Lee A. Forlenza    61,023 (3)        2.99%           1,000          **

*Steven Etra        142,181 (4)       6.98%           **             **

Paul Creditor       12,020 (5)        **              **             **

Allen Kaplan        15,020 (6)        **              **             **

John R. Laird       5,656 (7)         **              **             **

Howard F. Sommer    5,556 (8)         **              **             **

Wesley Finch        40,788 (9)        2.00%           10,000         3.33%

*Margaret Chance    17,240(10)        **              220(b)         **

*Silvia Mullens  8,350(11)      **           **           **


* Gary C. Granoff, Ellen M. Walker, Lee A. Forlenza, Steven Etra,
Margaret Chance, and Silvia Mullens are each interested persons with respect to Ameritrans and Elk, as such term is defined in the 1940 Act.

** Less than 1%.

      (1) Includes (i) 155,180 shares of common stock $.0001 par value (the "Shares") owned directly by Mr. Granoff; (ii) 3,300 warrants, which are exercisable into 3,300 Shares (the Warrants ), which expire April 1, 2007; (iii) 16,900 Shares owned by the Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his mother and brother are trustees; (iv) 261 Shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (v) 78,584 Shares and 500 Warrants owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (vi) 12,000 Shares and 1,000 Warrants owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (vii) 57,100 Shares, and 1800 Warrants held by Mr. Granoff in various IRA or pension accounts, and (viii) 13,350 Shares issuable upon exercise of five-year options issued under the 1999 Employee Plan. Excludes (A) 12,937 Shares, and 1,000 Warrants owned directly by Leslie Granoff, Mr. Granoff's wife, which he disclaims beneficial ownership; and (B) 47,855 Shares held by JR Realty Corp., a company owned in part and controlled in part by Mr. Granoff's wife, where Mr. Granoff serves as Treasurer.

          (a)      Includes (i) 500 shares of Participating
                   Preferred Stock, owned by DAPARY Management
                   Corp., a corporation controlled by Mr. Granoff;
                   (ii) 1,000 shares of Participating Preferred
                   Stock owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (iii) 5,538 shares of Participating Preferred Stock held by Mr. Granoff in various
                   IRA or pension accounts. Excludes 1,000 shares of Participating Preferred Stock directly owned by Leslie Granoff, Mr. Granoff's wife, which he disclaims beneficial ownership.
      (2) Includes (i) 200 Shares held by Ms. Walker as custodian for her son, Paul; (ii) 22,800 Shares held by various trusts of which Ms. Walker is a trustee and as to which she disclaims beneficial ownership (Gary C. Granoff retains a reversionary interest in 21,000 of such Shares), (iii) 20,000 Shares issuable upon the exercise of ten-year options issued under the 1999 Employee Plan, and (iv) 5,000 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.
      (3) Includes (i) 35,218 Shares held directly by Mr. Forlenza, (ii) 3,230 Shares held for the benefit of Mr. Forlenza's IRA, (iii) 700 Warrants, (iv) 17,500 Shares issuable upon the exercise of ten-year options issued to Mr. Forlenza under the 1999 Employee Plan, and (v) 4,375 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.
      (4)      Includes (i) 8,294 Shares held directly by Mr. Etra;
               (ii) 29,022 Shares owned jointly by Mr. Etra and his wife; (iii) 27,000 Shares held by Mr. Etra's wife;
               (iv) 35,990 Shares held by Fiserv Securities Inc. for the benefit of Mr. Etra's IRA; (v) 10,000 Shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra, (vi) 10,000 Shares held by Lance's Property Development Corp. Pension Plan, of which Mr. Etra is a trustee; (vii) 17,500 Shares issuable upon the exercise of ten-year options issued under the 1999 Employee Plan, and (viii) 4,375 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.
      (5) Includes 10,020 Shares issuable upon the exercise of five-year options issued under the Non-Employee Director Plan.
      (6) Includes 10,020 Shares issuable upon the exercise of five-year options issued under the Non-Employee Director Plan.
      (7) Includes 100 Shares owned directly by Mr. Laird and 5,556 Shares issuable upon exercise of five-year options issued under the Director Plan
      (8)     5,556 Shares issuable upon exercise of five-year
              options issued under the Director Plan
     (9)     Includes (i) 19,871 Shares owned directly by Mr. Finch;
             (ii) 10,917 Shares issuable upon exercise of five-year options issued under the Director Plan, which options were granted as of September 26, 2003 exercisable on September 26, 2004; and (iii) 10,000 Warrants which are exercisable into 10,000 Shares. Excludes (A) 6,000 Shares owned directly by Mr. Finch's wife as to which he disclaims beneficial ownership and (B) 26,300 Shares held by the Tudor Trust, a grantor trust, of which Mr. Finch is the grantor, Mr. Finch's wife and their two children are the beneficiaries, and Mr. Finch's wife is one of the two trustees. Mr. Finch disclaims beneficial ownership of the trust's 26,300 Shares.
     (10) Includes 40,049 Shares held by Dr. Paul Granoff directly, 77,630 held by Granoff Family Partners Ltd., of which Dr. Granoff is a general partner, and 25,500 Shares held by the Granoff Pediatric Associates Profit Sharing Plan. Excludes 14,127 Shares held by Suzanne Granoff, Dr. Granoff's wife, of which Shares he disclaims beneficial ownership.
        (b) Participating Preferred Stock held in a pension account.

     (11)    Includes (i) 1,200 Shares owned directly by Ms. Chance,
             (ii) 10,000 Shares issuable upon the exercise of ten-year options issued under the 1999 Employee Plan;
             (iii) 200 Shares held by Ms. Chance as custodian for her daughter, Alexis Chance; (iv) 50 Shares held directly by her daughter, Alexis Chance; (v) 2,220
             Shares held by Ms. Chance in various IRA or pension accounts, (vi) 220 Warrants which expire January 25, 2007, and (vii) 3,350 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.
    Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective Shares.

Compliance with Section 16(a) of The 1934 Act

     Section 16(a) of the Securities Exchange Act of 1934 (the 1934 Act ) requires the Company's officers and directors, and persons who own more than ten percent (10%) of the Company's Common Stock, to file initial reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ( SEC ) and to furnish the Company with copies of all reports filed.

     Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all persons who were subject to Section 16(a) in 2004 complied with the filing requirements.

MANAGEMENT

Directors and Executive Officers

     The following table sets forth certain information concerning the directors and executive officers of Ameritrans:

Name                   Address                                Position
Gary C. Granoff(1)(2)  c/o Ameritrans Capital Corporation     President,
                       747 Third Avenue                       Chief
                       New York, New York                     Executive
                                                              Officer,
                                                              Chief
                                                              Financial
                                                              Officer, and
                                                              Director

Ellen M. Walker(1)(2)  c/o Ameritrans Capital Corporation     Vice
                       747 Third Avenue                       President and
                       New York, New York                     Director

Lee A. Forlenza(1)(2)  c/o Ameritrans Capital Corporation     Senior Vice
                       747 Third Avenue                       President and
                       New York, New York                     Director

Steven Etra            55-25 58th Street                      Vice
                       Maspeth, New York                      President and
                                                              Director

Margaret Chance(2)     c/o Ameritrans Capital Corporation     Vice
                       747 Third Avenue                       President and
                       New York, New York                     Secretary

Silvia M. Mullens(2)   c/o Ameritrans Capital Corporation     Vice President
                       747 Third Avenue
                       New York, New York

Paul Creditor          747 Third Avenue, Ste. 4C              Chairman of
                       New York, New York                     the Board of
                                                              Directors

Allen Kaplan           c/o Team Systems                       Director
                       30-17 40th Avenue
                       Long Island City, New York

John P. Laird          481 Canoe Hill Road                    Director
                       New Canaan, Connecticut

Howard F. Sommer       c/o New York Community Investment      Director
                       Co., LLC
                       120 Broadway
                       New York, New York

Wesley Finch           c/o The Finch Group                    Director
                       1801 Clint Moore Road, Suite 210
                       Boca Raton, Florida 33487-2752



        (1) Ms. Walker, Mr. Granoff, and Mr. Forlenza are officers and shareholders in the law firm of Granoff, Walker & Forlenza, P.C.

        (2) Mr. Granoff, Ms. Walker, Mr. Forlenza, Mr. Etra, Ms. Chance, and Ms. Mullens are each interested persons with respect to Ameritrans, as such term is defined in the 1940 Act.

  Committees of the Board and Meeting Attendance

       Ameritrans has a standing Audit Committee, a standing 1999
  Employee Plan Committee and a Compensation Committee.

       The Audit Committee is presently comprised of Paul Creditor, John Laird, and Howard Sommer. The function of the Audit Committee is to review our internal accounting control procedures, review our consolidated financial statements, and review with the independent public accountants the results of their audit. The Audit Committee held six (6) meetings during fiscal year 2004. The Audit Committee's financial expert is John Laird. The members of the Audit Committee have adopted a formal written charter which they will review and assess the adequacy of on an annual basis. The Audit Committee Charter is filed as an exhibit to this Annual Report. The Charter and any changes or updates thereto will also be posted on the Company's Internet website at http://www.ameritranscapital.com.

       The 1999 Employee Plan Committee administers our 1999 Employee Plan. The committee is comprised of Allen Kaplan and John Laird, neither of whom is an interested person as defined in the 1940 Act. There was one formal meeting of the Employee Plan Committee during fiscal 2004.

       The Compensation Committee reviews the Company's employment and compensation agreements with its employees. The committee is comprised of Allen Kaplan and John Laird, neither of whom is an interested person as defined in the 1940 Act. There was one formal meeting of the Compensation Committee during fiscal 2004.

       The Board of Directors held three (3) formal meetings during fiscal 2004. Eight (8) of the Company's directors attended each of the meetings of the Board and one director, Howard Sommer, missed one meeting.

  Executive Compensation

       The following table sets forth all remuneration for services rendered to the Company to each of the executive officers during the fiscal year ended June 30, 2004. No non-employee director received compensation in excess of $60,000 during that period.

  NAME AND PRINCIPAL POSITION      CASH COMPENSATION(1)    SEP BENEFIT(2)
  Gary C. Granoff, President,      $311,500(3)             $34,238
  Chief Executive Officer, and
  Chief Financial Officer

  Ellen M. Walker, Vice President  $119,801                $17,846

  Lee A. Forlenza, Senior Vice     $ 87,075                $12,938
  President

  Steven Etra, Vice President      $ 78,000                $ 8,775

  Silvia Mullens, Vice President   $111,188                $16,451

  Margaret Chance, Vice            $ 98,055                $14,336
  President and Secretary



                       (1)        Officers' salaries
                       constitute a major portion of
                       Elk's total  management fee
                       compensation,  which must be
                       approved by the SBA.  The SBA has
                       approved total officer and
                       employee compensation of Elk in
                       the amounts paid to date and for
                       the projected amounts for the
                       fiscal year ending June 30, 2005.
                        This amount includes officers'
                       salaries, other salaries,
                       employee benefits, insurance, and
                       expenses.

                       (2)        Amounts received under
                       Simplified Employee Pension Plan.

                       (3)        Does not include
                       $35,000 of reimbursable expenses.

                 Ameritrans and Elk have a policy of
            paying their directors who are not
            employees' fees of $750 for each meeting attended. Since July 1, 1996, non-employee directors have been paid annual fees of $2,000 per year in addition to the fees paid for each meeting attended. Fees and expenses paid to non-affiliated directors were, in the aggregate, $29,750 for the year ended June 30, 2002, $36,250 for the year ended June 30, 2003, and $32,500 for the year ended June 30, 2004.


                 No stock options were granted to any of
            the Company's named executive officers
            during the fiscal year ended June 30, 2004.
            On October 29, 2004, an aggregate of 33,800 five-year options were granted to certain of the executive officers of the Company under the 1999 Employee Plan.

            Compensation Matters

                 The objectives of Ameritrans' executive
            compensation program are to establish
            compensation levels designed to enable
            Ameritrans to attract, retain and reward executive officers who contribute to the long-term success of Ameritrans so as to enhance shareholder value. The Compensation
            Committee of the Board of Directors makes decisions each year regarding executive compensation, including annual base salaries and bonus awards, and the 1999 Employee Plan
            Committee makes decisions regarding the
            grant of options under the 1999 Employee
            Plan.  The committee consists of
            non-interested directors. Option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in Ameritrans so as to link a meaningful portion of the compensation of Ameritrans' executives with the performance of
            Ameritrans' Common Stock.

            Employment Agreements

                 Gary Granoff.  The Company entered into
            an amended and restated employment agreement with Gary Granoff dated December 31, 2002, for a term of five (5) years commencing July
            1, 2003, which replaces the employment
            agreement by and between the Company and Mr.
            Granoff dated July 1, 2001. The agreement automatically renews for a five (5) year term, unless either party gives notice of non-renewal as provided therein. The agreement provides that Mr. Granoff will be paid an annual salary of $296,500 commencing
            July 1, 2003, which increases each year the agreement is in effect. The agreement also provides that Mr. Granoff will be paid a yearly bonus, based on his and Ameritrans' performance, an amount of which is determined by the Board of Directors but which may not be less than $15,000 per year for the first five (5) years of the employment agreement. If renewed, any bonus will be given solely in the Board's discretion. The agreement also provides for compensation to Mr. Granoff if he is terminated prior to the expiration of his employment term, the amount of which varies depending upon the nature of his termination. If, for instance, Mr. Granoff is terminated without cause (as defined in the agreement) he is entitled to a lump-sum payment in an amount equal to (i) his salary, as in effect at the time of termination, through the date of termination and an amount equal to his salary multiplied by the number of years remaining under the agreement, and (ii) an amount equal to all of the consulting fees payable under the terms of Mr. Granoff's consulting agreement with Ameritrans, as discussed below. The employment agreement also provides for confidentiality and for non-competition, and non-solicitation during the term of the agreement and for one (1) year thereafter.

                 In conjunction with the employment
            agreement the Company also entered into an amended and restated consulting agreement with Mr. Granoff, which replaces the consulting agreement by and between the Company and Mr. Granoff dated as of July 1,
            2001. The consulting agreement does not become effective and does not commence unless and until the employment agreement is terminated due to (i) Mr. Granoff's voluntary resignation from the Company or
            (ii) a notice of non-renewal of the
            employment agreement from either the Company or the Consultant. Upon the effectiveness of the consulting agreement Mr. Granoff shall be paid as a consultant at a rate equal to 1/2 the monthly salary in effect at the time the employment agreement is terminated plus any bonus received, if any, for that employment year and other benefits.
             The agreement also provides for
            confidentiality and non-competition for the term of the agreement, and non-solicitation during the term of the agreement and for one
            (1) year thereafter.

                 Ellen Walker.  The Company entered into
            an employment agreement with Ellen Walker for a term of five (5) years dated as of October 1, 2001. The agreement automatically renews for another five (5) year term unless either party terminates prior to renewal. The agreement provides that Ms. Walker will be paid an annual salary, which presently is $118,976, and increases each year the agreement is in effect. The agreement also provides that Ms. Walker will be paid a yearly bonus, at the discretion of Ameritrans, based on her and the Company's performance. The agreement provides for compensation to Ms.
            Walker if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination. If, for instance, Ms. Walker terminates the employment agreement for good reason (as defined in the agreement) she is entitled to a lump-sum payment equal to the sum of her salary, as in effect at the time of termination, and an amount equal to her salary multiplied by the number of years remaining under the agreement or two-and-one half years, whichever is greater. The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one
            (1) year thereafter.

                 Silvia M. Mullens.  The agreement with
            Ms. Mullens is for a term of five years
            dated as of January 1, 2002. The agreement automatically renews for another five-year term unless either party terminates prior to renewal. The agreement provides that Ms.
            Mullens will be paid an annual salary of $95,400, which increases five percent (5%) each year the agreement is in effect. The agreement also provides that Ms. Mullens will be paid a yearly bonus, at the discretion of Ameritrans, based on her and the Company's performance. The agreement provides for compensation to Ms. Mullens if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination. If, for instance, Ms.
            Mullens terminates the employment agreement for good reason (as defined in the agreement), she is entitled to a lump-sum payment equal to the sum of her salary, as in effect at the time of termination, and an amount equal to her salary multiplied by the number of years remaining under the agreement or two-and-one-half (2 1/2) years, whichever is greater. The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one year thereafter.

                 Lee Forlenza.  The Company entered into
            an amended and restated employment agreement with Lee Forlenza dated December 31, 2002, for a five (5) year term commencing as of July 1, 2003, which replaces the employment agreement by and between the Company and Mr.
            Forlenza dated October 1, 2001.  The
            agreement automatically renews for a five
            (5) year term, unless either party gives notice of non-renewal prior to the expiration of the initial term. The agreement provides that Mr. Forlenza will be paid an annual salary of $76,250 commencing
            July 1, 2003, and increases each year the agreement is in effect. The agreement also provides that Mr. Forlenza will be paid a yearly bonus based on his and the Company's performance, an amount of which is determined by the Board of Directors but which may not be less than $10,000 for the first five (5) years of the employment agreement, and an initial bonus of $7,500.
            If the employment agreement is renewed, any bonus after the initial term will be paid solely in the discretion of the Board. The agreement provides for compensation to Mr.
            Forlenza if he is terminated prior to the expiration of his employment term, the exact amount of which varies depending upon the nature of the termination. If Mr. Forlenza terminates the employment agreement for good reason (as defined in the agreement, he is entitled to a lump-sum payment equal to the sum of his salary, as in effect at the time of termination, and an amount equal to his salary multiplied by the number of years remaining under the agreement or two-and-one half years, whichever is greater. The agreement also provides for confidentiality and for non-competition, and for non-solicitation during the term of the agreement and for one (1) year thereafter.

                 Margaret Chance.  The agreement with
            Ms. Chance is for a term of five (5) years dated as of January 1, 2002. The agreement automatically renews for another five-year term unless either party terminates prior to renewal. The agreement provides that Ms.
            Chance will be paid an annual salary of
            $75,000, which increases four percent (4%) each year the agreement is in effect. The agreement also provides that Ms. Chance will be paid a yearly bonus, at the discretion of Ameritrans but which shall not be less than $8,500 per year, based on her and the Company's performance. The agreement provides for compensation to Ms. Chance if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination. If, for instance, Ms.
            Chance terminates the employment agreement for good reason (as defined in the agreement), she is entitled to a lump-sum payment equal to the sum of her salary, as in effect at the time of termination, and an amount equal to her salary multiplied by the number of years remaining under the agreement or two-and-one-half (2 1/2) years, whichever is greater. The agreement also provides for confidentiality and for non-

            STOCK OPTION PLANS

                 An employee stock option plan (the
            1999 Employee Plan ) was adopted by the
            Ameritrans Board of Directors, including a majority of the non-interested directors, and approved by a shareholder vote, in order to link the personal interests of key employees to our long-term financial success and the growth of shareholder value. An amendment to the 1999 Employee Plan was approved by the shareholders in January
            2002. The amendment increased the number of shares reserved under the plan from 125,000 to 200,000 shares.

                 The 1999 Employee Plan authorizes the
            grant of incentive stock options within the meaning of Section 422 of the Internal
            Revenue Code for the purchase of an
            aggregate of 200,000 shares (subject to
            adjustment for stock splits and similar
            capital changes) of common stock to our
            employees.  By adopting the 1999 Employee
            Plan, the Board believes that the Company will be better able to attract, motivate, and retain as employees people upon whose judgment and special skills our success in large measure depends. As of December 31, 2004, options to purchase an aggregate of 103,800 shares of Common Stock were outstanding. Accordingly, 96,200 shares of
            Common Stock are available for future awards under the 1999 Employee Plan.

                 The 1999 Employee Plan is administered
            by the 1999 Employee Plan Committee of the Board of Directors, which is comprised solely of non-employee directors (who are outside directors within the meaning of
            Section 152(m) of the Internal Revenue Code and disinterested persons within the meaning of Rule 16b-3 under the Securities
            Exchange Act of 1934 (the 1934 Act )). The committee can make such rules and regulations and establish such procedures for the administration of the 1999 Employee
            Plan as it deems appropriate.

            NON-EMPLOYEE DIRECTOR PLAN

                 A stock option plan for non-employee
            directors (the Director Plan ) was adopted by the Ameritrans Board of Directors and approved by a shareholder vote, in order to link the personal interests of non-employee directors to our long-term financial success and the growth of shareholder value. The
            Director Plan is substantially identical to, and the successor to, a non-employee director stock option plan adopted by the Board of Directors of Elk and approved by its shareholders in September 1998 (the Elk
            Director Plan ).  Ameritrans and Elk
            submitted an application for, and received on August 31, 1999, an exemptive order relating to these plans from the SEC. The
            Director Plan was amended by the Board of Directors on November 14, 2001 and approved by the shareholders at the Annual Meeting on January 18, 2002. The amendment is still subject to the approval of the Securities and Exchange Commission. The amendment (i) increases the number of shares reserved under the plan from 75,000 to 125,000, and
            (ii) authorizes the automatic grant of an option to purchase up to 1,000 shares at the market value at the date of grant to each eligible director who is re-elected to the Board of Directors.

                 The Director Plan which is presently
            in effect provides for the automatic grant of five (5) year options to Eligible
            Directors who are elected and serve on the Board. These options are granted on the first anniversary of the director's election or appointment to the Board ( Date of Grant ) and are determined by dividing $50,000 by the Current Market Value of the Common Stock on the Date of Grant. By adopting the Director Plan, the Board believes that the Company will be better able to attract, motivate, and retain as directors people upon whose judgment and special skills our success in large measure depends. The goal, policy, and purpose of the Director Plan is to attract, motivate and retain as directors, individuals upon whose judgment and special skills the Company's success depends. As such, the Director Plan, in an effort to retain these individuals serving on the Board, allows for automatic grants of new options under the Plan, upon expiration of the initial five (5) year term. Upon expiration of these options, and with approval of the Board, new options may be automatically granted to the Directors, with an exercise price equal to the last sales price as of the close of business on the date of expiration, the day immediately prior to the grant date

                 The total number of shares for which
            options may be granted from time to time under the Director Plan is 75,000 shares, which will be increased to 125,000 shares upon SEC approval of the Amended Director
            Plan. As of December 31, 2004, options to purchase an aggregate of 42,069 shares were outstanding. The Director Plan is administered by a committee of directors who are not eligible to participate in the Directors Plan.

            SIMPLIFIED EMPLOYEE PENSION PLAN

                 In 1996, Elk adopted a simplified
            employee pension plan covering, at present, all eligible employees of the Company.
            Contributions to the plan are at the
            discretion of the Board of Directors.
            During the fiscal year ended June 30, 2004 contributions amounted to $116,610.

            Gary C. Granoff's Fiscal 2004 Compensation

                 The Board of Directors has set Gary C.
            Granoff's total annual compensation at a level it believes to be competitive with the chief executive officers of similarly capitalized specialty finance companies.
            Gary C. Granoff, in his capacity as Chief
            Executive Officer, is eligible to
            participate in the same executive
            compensation program available to
            Ameritrans' other senior executives.

            STOCK PERFORMANCE GRAPH

                 Although Ameritrans' Common Stock is
            listed on the NASDAQ SmallCap Market,
            trading in Ameritrans' Common Stock has been extremely limited, making it difficult to meaningfully compare the performance of
            Ameritrans' Common Stock to that of other similar companies or a broad market index.
            Therefore, Ameritrans has not included a stock performance graph.

            Certain Transactions

                 Elk pays legal fees, on a fixed or
            hourly basis, for loan closing services
            relating to loans other than New York taxi and radio car loan closings to Granoff, Walker & Forlenza, P.C. ( Granoff, Walker ) whose shareholders are officers and directors of Elk and Ameritrans. Such services related to New York taxi and radio car loans are provided by the officers and employees of Elk. Elk paid Granoff, Walker
            $20,554 in fees during the fiscal year ended
            June 30, 2004. Elk generally charges its borrowers loan origination fees to generate income to offset the legal fees paid by Elk for loan closing services.

                 The Company also rents office space
            from Granoff, Walker and shares certain
            office expenses with that firm.  In November
            2003, the Board of Directors approved a new sublease with the law firm to take effect upon the expiration of the prior sublease, May 1, 2004, and to continue through April
            20, 2014 and accounts for certain
            retroactive adjustments per the agreement.
            The Company is presently utilizing 37% of the landlord's space and therefore committed to the minimum 37% utilization factor on all rent, additional rent and electricity charges billed to landlord, and subject to annual increases as per the master lease agreement between the landlord and the law firm. In the event that more space is utilized, the percentage of the total rent shall be increased accordingly. In addition, the Company is also obligated to pay for its share of overhead expenses as noted in the agreement, currently a minimum of $3,000 a month. For the fiscal year ended June 30, 2004, we paid $101,116 in rent, $36,000 in shared overhead expense, and $26,840 of other reimbursable shared overhead expenses.

            PROPOSAL NO. 2
            APPOINTMENT OF INDEPENDENT PUBLIC
            ACCOUNTANTS FOR FISCAL 2005

                 The Board of Directors, including a
            majority of directors who are not interested persons of the Company, subject to shareholder approval, has selected Rosen
            Seymour Shapss Martin & Company LLP as
            independent public accountants to be
            employed by the Company for the fiscal year ending June 30, 2005, to sign or certify such financial statements, or any portions thereof, as may be filed by the Company with the SEC or any other authorities at any time. The employment of such independent public accountants for such purpose is subject to approval by the shareholders at this meeting. No member of Rosen Seymour
            Shapss Martin & Company LLP or any associate thereof has a direct or indirect material financial interest in the Company or any of its affiliates.

                 The affirmative vote of a majority of
            the Common Stock and the Participating
            Preferred Stock, voting together as a single class, present or represented at the meeting is required to ratify and approve the selection of Rosen Seymour Shapss Martin &
            Company LLP as independent public
            accountants for the Company for fiscal 2005.

                 A representative of Rosen Seymour
            Shapss Martin & Company LLP will be present at the Annual Meeting of Shareholders for the purpose of answering shareholder questions and making any other appropriate statement.

                 The Company's previous independent
            public accountants were Marcum & Kliegman
            LLP ( M&K ).  Effective June 26, 2003, the
            Company dismissed M&K as the principal
            accountants to audit the Company's financial statements.

                 The reports of M&K on the financial
            statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

                 The decision to dismiss M&K was
            recommended and approved by the Company's
            Audit Committee.

                 In connection with its audits for
            fiscal years 2001 and 2002, there have been no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&K, would have caused them to make reference thereto in their report on the financial statements of such years.

                 During fiscal years 2001 and 2002, the
            Company has had no reportable events (as defined in Item 304(a)(1)(v) of Regulation
            S-K).

                 The Company requested M&K to furnish a
            letter addressed to the Securities and
            Exchange Commission stating whether or not M&K agrees with the statements made above and, if not, stating the respects to which it does not agree. A copy of that letter, dated July 1, 2003, was filed as an exhibit to the Company's Form 8-K filed on July 1,
            2003.

                 On June 30, 2003, the Company engaged
            the accounting firm of RSSM as the Company's new independent accountants to audit the Company's financial statements for the fiscal year ending June 30, 2003.

                 The Company has not consulted with RSSM
            during the last two years or subsequent
            interim period on either the application of accounting principles or type of opinion
            RSSM might issue on the Company's financial statements.

                 The fees for services provided by the
            independent accountant are as follows:

            Audit Fees

            Fees for the audit of the Company's annual financial statements and the review of the financial statements included in the
            Company's Form 10-Q for the years ended June
            30, 2004 and 2003 were $85,100 and $61,200,
            respectively.  Review fees for year ended
            June 30, 2003 paid to Marcum & Kliegman,
            LLP, the Company's prior independent public accountants were $36,269.

            Audit-Related Fees

            Fees for audit related services years ended
            June 30, 2004 and 2003 were $11,700 and $0,
            respectively. The review related fees paid to Marcum & Kliegman, LLP for the year ended
            June 30, 2003 were $37,165.

            Tax Fees

            Fees for professional services by the
            accountants for tax compliance, tax advice, and tax planning for the years ended June
            30, 2004 and 2003 are $0, respectively.

            All Other Fees

            Fees for services provided by the
            accountants, other than the services
            rendered in the above paragraphs, for the years ended June 30, 2004 and 2003 were $0 and $0, respectively. Fees for all other services paid to Marcum & Kliegman, LLP for the year ended June 30, 2003 were $0.

                 THE BOARD OF DIRECTORS OF THE COMPANY
            RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

            PROPOSAL NO. 3
            OTHER MATTERS

                 The Board of Directors does not know of
            any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

                 All costs of solicitation of proxies
            will be borne by the Company. In addition to solicitations by mail, Ameritrans' directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.
            Deadline for Submission of Shareholder
            Proposals

                 Proposals of shareholders intended to
            be presented at next year's Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than October 1, 2005, for inclusion in the proxy statement for that meeting. Submissions received after that date will be considered untimely. Mere submission of a proposal does not guarantee its inclusion in the Proxy Statement or its presentation at the meeting since certain federal rules must also be met.

            Requests for Financial Statements

                 Ameritrans will furnish, without charge
            a copy of its financial statements for the fiscal year ended June 30, 2004, and for the six-months ended December 31, 2004, to shareholders who make a written request to the Company at 747 Third Avenue, 4th Floor,
            New York, NY 10017 or call Ameritrans toll free at (800) 214-1047.
            Form 10-K

                 The Company filed an Annual Report on
            Form 10-K for the fiscal year ended June 30, 2004 with the SEC on September 28, 2004.
            Shareholders may obtain a copy of this
            report, without charge, by making a written request to the Company at 747 Third Avenue, New York, New York 10017 or by visiting our website at www.ameritranscapital.com.

                 The Board of Directors invites
            shareholders to attend the Annual Meeting.
            Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope.
            Prompt response will greatly facilitate
            arrangements for the meeting, and your
            cooperation will be appreciated.
            Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                            By Order of
            the Board of Directors,

                                            /s/ Margaret
            Chance

            January 24, 2005                MARGARET
            CHANCE, Secretary